Sweetgreen, Inc. Announces
Fourth Quarter 2022 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its fourth fiscal quarter ended December 25, 2022.

“We enter 2023 with solid momentum and remain confident in the strength of the sweetgreen brand to endure for years to come,” said Co-Founder and CEO Jonathan Neman. “In 2022 we were faced with a challenging economic backdrop and some specific operating challenges. Accordingly, we went back to basics and focused on our Intimacy at Scale playbook, which is showing signs of success. As we begin 2023, customers remain core to everything we do as we focus on disciplined, capital-efficient growth and our path to profitability.”

Fourth Quarter 2022 Financial Results
For the fourth quarter of fiscal year 2022, compared to the fourth quarter of fiscal year 2021:
•Total revenue was $118.6 million versus $96.4 million in the prior year period, an increase of 23%.
•Same-Store Sales Change of 4% versus Same-Store Sales Change of 36% in the prior year period.
•AUV of $2.9 million versus AUV of $2.6 million in the prior year period.
•Total Digital Revenue Percentage of 61% and Owned Digital Revenue Percentage of 40%, versus Total Digital Revenue Percentage of 65% and Owned Digital Revenue Percentage of 43% in the prior year period.
•Loss from operations was $(47.7) million and loss from operations margin was (40)% versus loss from operations of $(47.8) million and loss from operations margin of (50)% in the prior year period.
•Restaurant-Level Profit(1) was $12.8 million and Restaurant-Level Profit Margin was 11%, versus Restaurant-Level Profit of $12.3 million and Restaurant-Level Profit Margin of 13% in the prior year period.
•Net loss was $(49.3) million versus net loss of $(66.2) million in the prior year period.
•Adjusted EBITDA(1) was $(17.9) million versus Adjusted EBITDA of $(14.2) million in the prior year period and Adjusted EBITDA Margin was (15)% for both period.
•10 Net New Restaurant Openings in both periods.

Full Year Fiscal 2022 Financial Results
For fiscal year 2022 compared to fiscal year 2021 :
•Total revenue was $470.1 million versus $339.9 million in the prior fiscal year, an increase of 38%.
•Same-Store Sales Change of 13% versus Same-Store Sales Change of 25% in the prior fiscal year.
•AUV of $2.9 million versus AUV of $2.6 million in the prior fiscal year.
•Total Digital Revenue Percentage of 62% and Owned Digital Revenue Percentage of 41%, versus Total Digital Revenue Percentage of 67% and Owned Digital Revenue Percentage of 46% in the prior fiscal year.
•Loss from operations was $(193.3) million and loss from operations margin was (41)% versus loss from operations of $(134.4) million and loss from operations margin of (40)% in the prior fiscal year.
•Restaurant-Level Profit(1) was $69.3 million and Restaurant-Level Profit Margin was 15%, versus Restaurant-Level Profit of $40.4 million and Restaurant-Level Profit Margin of 12% in the prior fiscal year.
•Net loss was $(190.4) million versus net loss of $(153.2) million in the prior fiscal year.

•Adjusted EBITDA(1) was $(49.9) million versus Adjusted EBITDA of $(63.1) million in the prior fiscal year and Adjusted EBITDA Margin was (11)% versus (19)% in the prior year period.
•36 Net New Restaurant Openings versus 31 Net New Restaurant Opening in the prior fiscal year.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

Results for the fourth quarter ended December 25, 2022:
Total revenue in the fourth quarter of 2022 was $118.6 million, an increase of 23% versus the prior year period, primarily due to additional revenue associated with 46 Net New Restaurant Openings during or subsequent to the fourth quarter of 2021 through the end of the fourth fiscal quarter of 2022 and Same-Store Sales Change of 4%. The Same-Store Sales Change of 4% primarily consisted of a 6% benefit from menu price increases that were implemented subsequent to the prior year period, which was offset by decrease in transactions.

Our loss from operations margin was (40)% for the fourth quarter of 2022 versus (50)% in the prior year period. Restaurant-Level Profit Margin was 11%, a decrease of roughly 200 basis points versus the prior year period, primarily related to an increase in food, beverage, and packaging costs associated with romaine, arugula and tomato shortages.

General and administrative expense was $43.5 million, or 37% of revenue for the fourth quarter of 2022, as compared to $46.6 million, or 48% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to a $7.0 million decrease in stock-based compensation expense, primarily related to restricted stock units and performance-based restricted stock units issued prior to our initial public offering. The decreases were offset by $1.9 million increase related to the timing of marketing related expenses, $1.0 million increase in costs related to office system expenses, $0.4 million related to an increase in costs associated with our investment in Spyce and a $0.4 million increase in other general and administrative expense.

Net loss for the fourth quarter of 2022 was $(49.3) million, as compared to $(66.2) million in the prior year period. The change was primarily attributable to a $15.4 million decrease in other expense and a $7.0 million decrease in stock based compensation expense, partially offset by depreciation and amortization associated to additional restaurants and the increase in general and administrative expenses, as described above. The non-cash other expense decrease is related to the change in fair value of our warrants immediately prior to our initial public offering in the fourth quarter of fiscal 2021, as well as the change in fair value of our contingent consideration liability. Adjusted EBITDA, which excludes stock-based compensation and certain other adjustments, was $(17.9) million for the fourth quarter of 2022, as compared to $(14.2) million in the prior year period. This change was primarily due to an increase in general and administrative expense, excluding decreased stock-based compensation, as described above.

2023 Outlook

For fiscal year 2023, we are anticipating the following:

•30-35 Net New Restaurant Openings
•Revenue ranging from $575 million to $595 million
•Same-Store Sales Change of between 2% and 6%
•Restaurant-Level Profit Margin between 15% and 17%
•Adjusted EBITDA between $(20) million to $(10) million

For the first quarter of fiscal year 2023, we are anticipating the following:

•6-7 Net New Restaurant Openings
•Revenue ranging from $124 million to $127 million
•Same-Store Sales Change of between 3% and 6%
•Restaurant-Level Profit Margin between 11% and 12%
•Adjusted EBITDA between $(15) million to $(13) million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference all to discuss its financial results today, February 23, 2023, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, statements regarding our financial outlook for the first fiscal quarter and full fiscal year 2023, including our expectations regarding the number of Net New Restaurant Openings, revenue, Same-Store Sales Change, Restaurant-Level Profit Margin and Adjusted EBITDA; the continued strength of our brand; the success of our [Intimacy at Scale playbook]; our expectations regarding our sales channel mix and impact on our margins and business; our expectations regarding the effects of inflation, increased interest rates, and an economic downturn on our business, including on labor rates and supply chain costs, as well as any future pricing actions taken in an effort to mitigate the effects of inflation, and our customers’ willingness to pay our prices for higher quality food; our expectations regarding the COVID-19 pandemic, return to office, and the impact on our business and results of operations; our expectations about customer behavior trends, including during and following the COVID-19 pandemic and as a result of inflation; our growth strategy and business aspirations; our expectations regarding the effects of the Plan we implemented in August 2022 to manage operating expenses; our expectations regarding the impact of automation on our operating model; our ability to achieve or maintain profitability; and our vision of being as ubiquitous as traditional fast food, but with the transparency and quality that consumers increasingly expect; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, the impact of pandemics or disease outbreaks, such as the COVID-19 pandemic, uncertainties regarding changes in economic conditions and the customer behavior trends they drive, including long-term customer behavior trends during and following the COVID-19 pandemic, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including in our quarterly report on Form 10-Q for the fiscal quarter ended September 25, 2022 and our Annual Report on Form 10-K for the fiscal year ended December 25, 2022. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.
•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. Historically, a restaurant has been considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. For fiscal year 2022, two restaurants were excluded from the Comparable Restaurant Base. No restaurants were excluded from our Comparable Restaurant Base as of the end of fiscal year 2021.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new sweetgreen restaurant openings during a given reporting period, net of any permanent sweetgreen restaurant closures during the same period.
•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. Our results for the fiscal year ended December 25, 2022, have been adjusted to reflect the temporary closures of six restaurants, which did not have a material impact on our Same-Store Sales Change. Our results for fiscal years 2021 and 2020 have been adjusted to reflect the temporary closures of (i) 19 restaurants in fiscal year 2020 due to the COVID-19 pandemic, (ii) 56 restaurants in fiscal year 2020 due to civil disturbances that occurred during one week in fiscal year 2020 and (iii) 64 restaurants in fiscal year 2021 due to the civil disturbances that occurred in fiscal year 2020 referred to in clause (ii) above (which includes 8 additional restaurants that had not been operating long enough to be part of the Comparable Restaurant Base for the fiscal year 2020 calculations). With respect to the temporary closures due to civil disturbances, because excluding an entire fiscal month for these restaurants, which represented a significant portion of our restaurant fleet, would result in a Same-Store Sales Change figure that is not representative of our business as a whole, we excluded only one week from the calculation of Same-Store Sales Change for these restaurants for fiscal years 2021 and 2020. Therefore, Same-Store Sales Change for fiscal years 2021 and 2020 is not comparable to Same-Store Sales Change for fiscal year 2022.This financial measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures. Our results for the thirteen weeks ended December 25, 2022 and December 26, 2021 have been adjusted to reflect the temporary closures of two and one restaurants, respectively, from the calculation of Same-Store Sales Change, which did not have a material impact on our Same-Store Sales Change.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our total digital channels (which includes our owned digital channels and our marketplace channel). Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our owned digital channels (which includes our pick-up channel, native delivery channel, and outpost channel, as well as purchases made in our in-store channel via digital scan-to-pay).

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, Spyce acquisition costs, amortization of ERP implementation costs, and other expense, and, in certain periods, impairment and closure costs, and restructuring charges. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation, loss on disposal of property and equipment, Spyce acquisition costs, amortization of ERP implementation costs, certain other expenses, and, in certain periods, impairment and closure costs and restructuring charges; and

•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About sweetgreen

Sweetgreen (NYSE: SG) passionately believes that real food should be convenient and accessible to everyone. Every day, across its 185+ restaurants, their team members create plant-forward, seasonal, and earth-friendly meals from fresh ingredients and produce that prioritizes organic, regenerative, and local sourcing. Sweetgreen strongly believes in harnessing the power of technology to enhance the customer experience, and leverages their app to create an omnichannel experience to meet their customers where they are. Sweetgreen’s strong food ethos and investment in local communities have enabled them to grow into a national brand with a mission to build healthier communities by connecting people to real food.

sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com

sweetgreen Contact, Media:

press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen Weeks Ended
	December 25, 2022		December 26, 2021
Revenue	$118,570	100%	$96,426	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	34,659	29%	26,574	28%
Labor and related expenses	38,153	32%	31,025	32%
Occupancy and related expenses(1)	12,067	10%	10,129	11%
Other restaurant operating costs(1)	20,868	18%	16,353	17%
Total restaurant operating costs	105,747	89%	84,081	87%
Operating expenses:
General and administrative	43,467	37%	46,645	48%
Depreciation and amortization	12,602	11%	9,991	10%
Pre-opening costs	3,430	3%	2,937	3%
Impairment and closure costs	621	1%	500	1%
Loss on disposal of property and equipment	238	—%	—	—%
Restructuring charges	176	—%	51	—%
Total operating expenses	60,534	51%	60,124	62%
Loss from operations	(47,711)	(40)%	(47,779)	(50)%
Interest income	(2,738)	(2)%	(151)	—%
Interest expense	15	—%	22	—%
Other expense	2,985	3%	18,384	19%
Net loss before income taxes	(47,973)	(40)%	(66,034)	(68)%
Income tax expense	1,285	1%	147	—%
Net loss	$(49,258)	(42)%	$(66,181)	(69)%
Earnings per share:
Net loss per share, basic and diluted	$(0.44)		$(1.14)
Weighted average shares used in computing net loss per share, basic and diluted	110,934,445		57,905,700
(1)Certain prior period financial information has been reclassified, specifically related to repairs and maintenance and utilities, to conform with the current presentation of other restaurant operating costs within the consolidated statement of operations. As a result of the change, the Company recorded a reclassification from other occupancy and related expenses to other restaurant operating costs for the fiscal quarters presented.

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Fiscal Year Ended
	December 25, 2022		December 26, 2021
	(unaudited)
Revenue	$470,105	100%	$339,874	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	130,136	28%	93,699	28%
Labor and related expenses	147,474	31%	110,368	32%
Occupancy and related expenses(1)	45,238	10%	35,863	11%
Other restaurant operating costs(1)	77,971	17%	59,539	18%
Total restaurant operating costs	400,819	85%	299,469	88%
Operating expenses:
General and administrative	187,367	40%	125,040	37%
Depreciation and amortization	46,471	10%	35,549	10%
Pre-opening costs	11,523	2%	9,193	3%
Impairment and closure costs	2,542	1%	4,915	1%
Loss on disposal of property and equipment	278	—%	107	—%
Restructuring charges	14,442	3%	—	—%
Total operating expenses	262,623	56%	174,804	51%
Loss from operations	(193,337)	(41)%	(134,399)	(40)%
Interest income	(5,143)	(1)%	(450)	—%
Interest expense	83	—%	87	—%
Other expense	819	—%	18,992	6%
Net loss before income taxes	(189,096)	(40)%	(153,028)	(45)%
Income tax expense	1,345	—%	147	—%
Net loss	$(190,441)	(41)%	$(153,175)	(45)%
Earnings per share:
Net loss per share, basic and diluted	$(1.73)		$(5.51)
Weighted average shares used in computing net loss per share, basic and diluted	110,128,287		27,782,442
(1)Certain prior period financial information has been reclassified, specifically related to repairs and maintenance and utilities, to conform with the current presentation of other restaurant operating costs within the consolidated statement of operations. As a result of the change, the Company recorded a reclassification from other occupancy and related expenses to other restaurant operating costs for the fiscal years presented.

SWEETGREEN INC. AND SUBSIDIARIES
SELECTED BALANCE SHEET, CASH FLOW AND OPERATING DATA
(dollars in thousands)

	As of December 25, 2022	As of December 26, 2021
	(unaudited)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$331,614	$471,971
Total assets	$908,935	$762,649
Total liabilities	$367,709	$109,532
Total stockholders’ equity	$541,226	$653,117

	Fiscal year ended
	December 25, 2022	December 26, 2021
	(unaudited)
SELECTED CASH FLOW:
Net cash used in operating activities	(43,169)	(64,529)
Net cash used in investing activities	(102,023)	(97,548)
Net cash provided by financing activities	4,632	531,611
Net (decrease) increase in cash and cash equivalents and restricted cash	$(140,560)	$369,534

	Thirteen weeks ended		Fiscal year ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED OPERATING DATA:
Net New Restaurant Openings	10	10	36	31
Average Unit Volume (as adjusted)(1)	$2,905	$2,623	$2,905	$2,623
Same-Store Sales Change (%)(2)	4%	36%	13%	25%
Restaurant-Level Profit	$12,823	$12,345	$69,286	$40,405
Restaurant-Level Profit Margin (%)	11%	13%	15%	12%
Adjusted EBITDA	$(17,943)	$(14,171)	$(49,934)	$(63,099)
Adjusted EBITDA Margin (%)	(15)%	(15)%	(11)%	(19)%
Total Digital Revenue Percentage	61%	65%	62%	67%
Owned Digital Revenue Percentage	40%	43%	41%	46%
(1)Our results for the fiscal year ended December 25, 2022 have been adjusted to reflect the temporary closures of two restaurants which were excluded from the Comparable Restaurant Base. Such adjustment did not result in a material change to AUV. Our results for the fiscal year ended December 27, 2020 have been adjusted to reflect the material, temporary closures of 19 restaurants due to the COVID-19 pandemic by excluding such restaurants from the Comparable Restaurant Base. Without these adjustments, AUV would have been $2.0 million as of December 27, 2020.
(2)Our results for the fiscal year ended December 25, 2022, have been adjusted to reflect the temporary closures of 6 restaurants. Such adjustments did not have a material impact on our Same-Store Sales Change. Our results for the fiscal years ended December 26, 2021 and December 27, 2020 have been adjusted to reflect the temporary closures of (i) 19 restaurants in fiscal year 2020 due to the COVID-19 pandemic, (ii) 56 restaurants in fiscal year 2020 due to civil disturbances that occurred during one week in fiscal year 2020 and (iii) 64 restaurants in fiscal year 2021 due to the civil disturbances that occurred in fiscal year 2020 referred to in clause (ii) above (which includes 8 additional restaurants that had not been operating long enough to be part of the Comparable Restaurant Base for the fiscal year 2020 calculations). With respect to the temporary closures due to civil disturbances, because excluding an entire fiscal month for these restaurants, which represented a significant portion of our restaurant fleet, would result in a Same-Store Sales Change figure that is not representative of our business as a whole, we excluded only one week from the calculation of Same-Store Sales Change for these restaurants. Without these adjustments, Same-Store Sales Change would have been 29% and (32%) for fiscal years ended December 26, 2021 and December 27, 2020, respectively.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Fiscal year ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Loss from operations	$(47,711)	$(47,779)	$(193,337)	$(134,399)
Add back:
General and administrative	43,467	46,645	187,367	125,040
Depreciation and amortization	12,602	9,991	46,471	35,549
Pre-opening costs	3,430	2,937	11,523	9,193
Impairment and closure costs	621	500	2,542	4,915
Loss on disposal of property and equipment(1)	238	51	278	107
Restructuring charges(2)	176	—	14,442	—
Restaurant-Level Profit	$12,823	$12,345	$69,286	$40,405
Loss from operations margin	(40)%	(50)%	(41)%	(40)%
Restaurant-Level Profit Margin	11%	13%	15%	12%
(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include a non-cash impairment and closure costs, due to a reduction of our real estate footprint by vacating the premises of our existing sweetgreen Support Center and moving to a smaller office space adjacent to its existing location, expenses from workforce reductions affecting approximately 5% of employees at our sweetgreen Support Center, and contract termination costs, related to streamlining our future new restaurant openings.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Fiscal year ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Net loss	$(49,258)	$(66,181)	$(190,441)	$(153,175)
Non-GAAP adjustments:
Income tax expense	1,285	147	1,345	147
Interest income	(2,738)	(151)	(5,143)	(450)
Interest expense	15	22	83	87
Depreciation and amortization	12,602	9,991	46,471	35,549
Stock-based compensation(1)	15,763	22,790	78,736	28,897
Loss on disposal of property and equipment(2)	238	51	278	107
Impairment and closure costs(4)	621	500	2,542	4,915
Other expense/(income)(4)	2,985	18,384	819	18,992
Spyce acquisition costs(5)	144	276	646	1,832
Restructuring charges(6)	176	—	14,442	—
ERP implementation and related costs(7)	224	—	288	—
Adjusted EBITDA	$(17,943)	$(14,171)	$(49,934)	$(63,099)
Net loss margin	(42)%	(69)%	(41)%	(45)%
Adjusted EBITDA Margin	(15)%	(15)%	(11)%	(19)%
(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(4)Other expense includes the change in fair value of the contingent consideration and the change in fair value of the warrant liability.
(5)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(6)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily included non-cash expenses related to reducing our real estate footprint by vacating the premises of our existing sweetgreen Support Center and moving to a smaller office space adjacent to the existing location.
(7)Represents the amortization costs associated to the implementation from our cloud computing arrangements in relation to our new ERP.